Exhibit 99.2

Energy Recovery Announces Appointment of Experienced Financial Executive Chris Gannon as Chief Financial Officer

SAN LEANDRO, Calif.—May 15, 2015—Energy Recovery Inc. (NASDAQ:ERII), the leader in pressure energy technology for industrial fluid flows, today announced that it has appointed Mr. Chris M. Gannon as Chief Financial Officer, effective June 8, 2015.

Mr. Gannon most recently served as managing director at Conway MacKenzie, a firm focused on providing strategic financial consulting, corporate restructuring, turnaround consulting and performance improvement services to performing and under-performing domestic and international companies. He served in interim management capacities for the firm’s clientele, such as CRO, CFO, Treasurer, and other strategic finance functions. Mr. Gannon’s responsibilities included strategic planning, financial planning and analysis, financial reporting, KPIs, cash management, performance improvement, deal structuring, and negotiation.

Mr. Gannon’s most recent assignment at Conway MacKenzie was as a lead restructuring advisor to the City of Detroit throughout its landmark $18 billion Chapter 9 bankruptcy. He played an instrumental role in crafting the City’s $1.7 billion Restructuring and Reinvestment Plan, the cornerstone of the City’s Plan of Adjustment. Post-bankruptcy, he has been a key architect of the restructuring of the City’s finance operations.

Mr. Joel Gay, President and Chief Executive Officer of Energy Recovery, stated, “We believe Chris’ substantial experience in leading a wide variety of organizations through rapid change and deep experience in finance and multiple corporate disciplines, including strategy, operations, and corporate development, make him the ideal addition to the Energy Recovery leadership team. In addition to a strong sense of fiscal discipline, Chris has a lengthy track record of positioning companies throughout multiple industries for sustainable growth. We are fortunate to have a proven executive of Chris’ caliber join the Energy Recovery team, and I am confident he will be a valuable contributor to the Company’s continued efforts in strategic market expansion and product commercialization.”

Mr. Gannon stated, “I am excited to be joining Energy Recovery, a company known for its innovation and recognized technologies, at this time in the Company’s history. Joel has made a number of significant changes to the strategy and operating structure since the beginning of 2015, and I am eager to begin working with him and the other members of senior management on propelling Energy Recovery’s growth forward in the months and years to come.”

Energy Recovery	Page 2
May 15, 2015

Prior to joining Conway MacKenzie, Mr. Gannon was a principal at Talon Group, a private equity firm focused on control investments in performing and distressed businesses. Previously, he functioned as a finance operating partner to private equity funds through Caledonia Group. He began his career in investment banking with a focus on mergers and acquisitions and capital market transactions.

Mr. Gannon holds a bachelor’s degree in Industrial and Operating Engineering from the University of Michigan and an MBA from the University of Chicago’s Booth School of Business.

About Energy Recovery

Energy Recovery (NASDAQ:ERII) develops award-winning solutions to improve productivity, profitability, and energy efficiency within the oil & gas, chemical, and water industries. Our products simplify complex systems and protect vulnerable equipment. By recycling fluid pressure that would otherwise be lost in critical processes, we save clients more than $1.4 billion (USD) annually. Headquartered in the San Francisco Bay Area, Energy Recovery has offices in Shanghai and Dubai.

Forward-Looking Statements

This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about future expectations about technology introduction and adoption, as well as shareholder value are forward-looking and involve risks and uncertainties. Energy Recovery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact:

Alex Dolan

adolan@energyrecovery.com

+1.510.746.2574

Investor Contact:

The Equity Group Inc.

Adam Prior

aprior@equityny.com

+1.212.836.9606

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